Exhibit 10.5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUPPLY, MUTUAL CONFIDENTIALITY & NON-DISCLOSURE AGREEMENT

between

BIOSIL, LTD

and

APPLIED SILICONE CORPORATION

Execution Copy

December 15, 2008

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

This Supply, Mutual Confidentiality & Non-Disclosure Agreement is made and entered into this 1st day of November 20, 2008 by and between: BIOSIL LIMITED (“Biosil”) a company having its registered office at Global House, Isle of Man Business Park, Cooil Road, Douglas, Isle of Man and a manufacturing operation at 127 Deerdykes View, Westfield Industrial Estate, Cumbernauld, G68 9HN, Scotland.

APPLIED SILICONE CORPORATION (“ASC”), a corporation incorporated under the laws of the state of California, and having its principal place of business at 270 Quail Court, Santa Paula, CA 93060, U.S.A.

RECITALS:

WHEREAS:

(A)	ASC

(i)	manufactures various grades and types of silicones, silicone gels and adhesives (the “Products”) which may be used in the manufacture of medical devices; and

(ii)	maintains product and/or project Masterfiles for the Products (the “Masterfiles”) in accord with U.S. Food & Drug Administration (the “FDA”) Guidelines;

(B)	Biosil manufactures and distributes medical devices, including, but not limited to, long term implantable devices (the “Devices”) using silicones, silicone gels and adhesives, and is required to submit data to regulatory agencies, including the FDA, to support approval to market the Devices;

(C)	Biosil and ASC wish to confirm in writing the terms of the written and oral agreements relating to confidentiality between them from about 1988, including Mutual Nondisclosure Agreements dated 9-10-2002 and 2-4-08, ratify their conduct pursuant to said written and oral agreements, and make the terms of this written agreement relating to confidentiality applicable as from the Effective Date to all Confidential Information (as hereinafter defined) whether disclosed before or after the Effective Date. It is intended that the written Mutual Non-Disclosure Agreement executed by Biosil and ASC prior to this Agreement are made part of this Supply, Mutual Confidentiality and NonDisclosure Agreement, and is, by this reference, incorporated herein. Said Mutual Non-Disclosure Agreement and this Agreement shall be construed together with respect to the obligation to keep Confidential Information confidential, but, if inconsistent in any respect, said Mutual Non-Disclosure Agreement shall be controlling of such duties.

(D)	Biosil and ASC wish to enter into an agreement whereby ASC will sell the Products to Biosil and Biosil will purchase the Products from ASC;

(E)	Biosil wishes to obtain ASC’s agreement to access its Masterfiles for submission to regulatory authorities (including the FDA) to support approval to market the Devices made by Biosil using the Products;

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(F)	Biosil may in the course of the performance of this Agreement with ASC, disclose to ASC certain of Biosil’s confidential and trade secret information, for example, regarding its Devices, processes, formulations and business objectives, in order to further the performance of this Agreement; and

(G)	ASC and Biosil wish to maintain the confidentiality of Confidential Information supplied to each other in the course of the performance of this Agreement.

(H)	ASC has also provided an “Advance Notice of Changes in Supplier Product/Services” dated 2-2404 and a ‘Supplier Agreement” dated 11-13-06. Said “Advance Notice of Changes in Supplier Product/Services” and ‘Supplier Agreement” executed by Biosil and ASC prior to this Agreement are made part of this Supply, Mutual Confidentiality and Non-Disclosure Agreement, and is, by this reference, incorporated herein.

NOW THEREFORE IT IS HEREBY AGREED, IN CONSIDERATION OF THE FOREGOING, THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, AS FOLLOWS:

SECTION 1 – DEFINITIONS

Section 1.1.	As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Products” shall have the meaning ascribed thereto in Section 7.3.

“Affiliate” of ASC or Biosil shall mean any person or entity controlling, controlled by or under common control with, ASC or Biosil, as the case may be, and for this purpose “control” of any entity shall mean the direct or indirect beneficial ownership of 50% or more of the voting interest in such entity, or such other relationship as, in fact, constitutes actual control thereof.

“Bankruptcy” means, (1) A company is deemed unable to pay its debts—(a) if a creditor (by assignment or otherwise) to whom the company is indebted in a sum exceeding [* * *] then due has served on the company, by leaving it at the company’s registered office, a written demand (in the prescribed form) requiring the company to pay the sum so due and the company has for 3 weeks thereafter neglected to pay the sum or to secure or compound for it to the reasonable satisfaction of the creditor, or (b) if, in the United States, execution or other process issued on a judgment, decree or order of any court in favour of a creditor of the company is returned unsatisfied in whole or in part, or (c) if, in United Kingdom, the induciae of a charge for payment on an extract decree, or an extract registered bond, or an extract registered protest, have expired without payment being made, or (d) if, in Isle of Man, a certificate of unenforceability has been

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

granted in respect of a judgment against the company, or (e) if it is proved to the satisfaction of the court that the company is unable to pay its debts as they fall due. (2) A company is also deemed unable to pay its debts if it is proved to the satisfaction of the court that the value of the company’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities.

“Business Days” means 9.00am to 5.00pm on any day (other than a Saturday) on which clearing banks in the State of California are open for the transaction of normal sterling banking business, other than when they are only open for 24 hour electronic banking;

“Comparison Date” shall have the meaning ascribed thereto in Section 2.3.

“Confidential Information” shall mean any and all information disclosed to the other party (whether or not it is in a tangible, electronic or documented form) on or after January 1990 or in the course of the performance of this Agreement which is confidential in nature, including, but not limited to, data, concepts, ideas, processes, methods, techniques, formulae, know-how, trade secrets, and improvements that are confidential and proprietary to the disclosing party, including, but not limited to, sales, customers, developmental projects and products, test results, the ASC product and/or project Masterfiles and market positions, and any other information specifically identified as confidential by either party.

“Effective Date” shall mean the date of this Agreement.

“Exhibit A” shall mean the document marked as such which is annexed as a schedule to this Agreement.

“Facility” or “Facilities” shall mean the manufacturing facilities of ASC located in Ventura, California or such additional or other manufacturing facilities as ASC may from time to time establish.

“F.O.B. Facility” shall mean the free on board facility to which the Products are to be delivered by ASC to Biosil for shipping and which is situated at [address] or such other address as the parties may agree from time to time.

“Force Majeure” shall have the meaning ascribed thereto in Section 10.

“Litigation” shall mean any action, suit, arbitration, notice of violation issued by any applicable regulatory authority that remains uncorrected, or other judicial or administrative proceeding relating to the Products.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Material Breach” shall mean (a) in the case of ASC, the Bankruptcy of ASC or the failure to deliver the Products required to be delivered as set forth in Sections 2.1 and 4.1 or the failure to afford the remedies set forth in Section 8.3; or (b) in the case of Biosil, the Bankruptcy of Biosil or the failure to pay any invoice properly raised by ASC under the terms of this Agreement within [* * *] after the invoice date, except with ASC’s prior written consent or where there is a bona fide dispute with ASC over the terms of the invoice.

“Month” shall mean a calendar month.

“Non-Conforming Product” shall have the meaning ascribed thereto in Section 8.3.

“PPI” shall have the meaning ascribed thereto in Section 2.3.

“Price” shall have the meaning ascribed thereto in Section 2.3.

“Products” shall mean the materials sold by ASC to Biosil as described in Exhibit A and any Additional Products to which Section 7.3 applies.

“Product Forecast” shall have the meaning ascribed thereto in Section 4.1.

“Product Specifications” shall mean the specifications for each of the Products set forth on Exhibit A.

“Purchase Order” shall have the meaning ascribed thereto in Section 4.2.

“Tests” means the confirmatory tests of ASC lot certifications which each party will carry out in terms of Section 7.2 or such other tests as the parties may agree in writing from time to time. “Biosil Tests” means the Tests to be carried out by Biosil in terms of Section 7.2.2 and “ASC Tests” means the Tests to be carried out by ASC in terms of Section 7.2.1.

“Transfer” shall have the meaning ascribed thereto in Section 3.2.

“Transferee” shall have the meaning ascribed thereto in Section 3.2.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Year” shall mean each calendar year during the term of this Agreement, provided that (a) in the case of 2008, the Year shall be the period from the Effective Date to December 31, 2008, and (b) if this Agreement terminates on any day other than December 31, the Year shall be the period from the immediately preceding January 1 to the date of such termination.

Section 1.2	For the purpose of this Agreement and provided the context so permits:

(a)	the singular shall include the plural and vice versa;

(b)	the masculine gender shall include the feminine and vice versa;

(c)	references to statutory enactments shall include re-enactments and amendments of substantially the same intent as the original referenced enactment;

(d)	references to persons shall include any legal person, entity, business, corporation or company. A reference to a company or corporation includes any body corporate.

SECTION 2 SUPPLY, QUANTITY AND PRICES

Section 2.1	Supply: Quantity; Commitments; New Products: Distribution. During each Year, ASC shall sell and deliver to Biosil, and Biosil shall purchase and take delivery from ASC of such Products as Biosil in its sole option requires from time to time. ASC shall manufacture Products at its Facilities and shall supply Products to Biosil from such Facilities. Biosil is obligated to purchase at least 90% its requirement of “Products”, or substantial equivalents thereof, from ASC.

Section 2.2	Access to Masterfile Information. In order to assist Biosil (1) in the development of Devices, (2) to replace equivalent materials manufactured by other vendors with The Products, and (3) to enable Biosil to prove conformity with regulatory standards of its Devices made with the Products, ASC will disclose to Biosil, as Confidential Information in its possession and at no charge, such information in the possession of ASC that Biosil may reasonably require (“Masterfile Information”) including, but not limited to:

(a)	ASC project; and/or product, Masterfile for [* * *] and ASC Part Numbers including, but not limited to [* * *];

(b)	Letter(s) of Authorization to regulatory bodies to reference said Masterfiles to support Biosil’s submission to regulatory bodies for approval of Biosil’s Device submissions; and

(c)	ASC testing and results.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)	Services that require use of outside consultants or creation of special documentation requested by Biosil shall be paid for by Biosil at a reasonable negotiated rate.

ASC agrees with Biosil that

(i)	it will at all times keep all Masterfile Information up to date and complete;

(ii)	that it will deposit in it’s corporate records with Homer Sheffield, Esq., Rogers Sheffield & Campbell, LLC, 427 East Carrillo Street, Santa Barbara, California 93101, (“the Custodian”) one up to date and complete CD copy of the Masterfile Information and will also deposit any modifications, enhancements, replacements or additions to the Masterfile Information with the Custodian within 10 Business Days of the same being created and at the same time will withdraw any Masterfile Information which has been superseded by the new deposit;

(iii)	the Custodian shall release the Masterfile Information in its possession to Biosil if all of the following occur:

(1)	any of the following events:

(a)	the Bankruptcy of ASC as defined herein;

(b)	ASC fails to deliver Products to Biosil for a period of more than 120 days;

(c)	the sale of ASC or substantially all ASC assets, but only if, for a period of 120 days or more, the purchaser is unable or refuses to deliver Products to Biosil, under an assumption of this Agreement;

and

(2)	Biosil notifies the Custodian in writing, with copy to ASC, that one or more of the events listed in 2.2(C)(iii)(1) has occurred; and

(3)	ASC fails to make objection to the release of the Masterfile Information, in writing, to the Custodian and to Biosil within 30 Business Days of receiving Biosil’s written notice to the Custodian.

(iv)	If Biosil gives notice under section 2.2(C) (iii) (2) and ASC makes objection pursuant to section 2.2(c) (iii) (3), Biosil and ASC may, within 30 Business Days of ASC’s objection, each propose to the Custodian three alternative neutral arbitrators and, within 30 Business Days of receipt of the proposed arbitrators, the Custodian shall appoint one neutral arbitrator among the panel proposed by Biosil and ASC. The arbitrator chosen by the Custodian shall, within 30 Business Days of appointment, conduct a factual and legal inquiry and determine whether one of the events listed in section 2.2(C) (iii) (1) has occurred. If any of said events is determined to have occurred, the arbitrator shall direct the Custodian to release the Masterfile Information to Biosil. ASC and Biosil agree that the determination and direction of the arbitrator shall be final and binding.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 2.3	Prices. The initial price for each Product (the “Price”) shall be as set forth on Exhibit A and, on January 1 of each Year, commencing on January 1, 2008, each Price shall be increased or decreased in accordance with [* * *], for and as of the immediately preceding [* * *] (the “Comparison Date”), as compared with [* * *] on the [* * *] immediately preceding such Comparison Date. Price increase for 2009, 2010 and 2011 shall be limited to a maximum of [* * *]. [* * *].

SECTION 3 TERM AND TERMINATION

Section 3.1	Term. Subject to the terms of this Agreement, the Agreement will commence on the Effective Date and shall terminate on the [third anniversary] of the Effective Date.

Section 3.2	Termination Due to Material Breach.

(a)	Either party may terminate this Agreement upon giving not less than 30 days’ written notice of termination to the other party if the other party shall have committed a Material Breach, unless such Material Breach is capable of being remedied, and is remedied, within 30 days after the receipt of such written notice. In the case of a Material Breach which is capable of remedy, the party which is not in breach may only terminate this Agreement following the expiry of the 30 day period where such Material Beach has not then been remedied. A persistent breach, however, is not to be treated as capable of remedy for the purposes of this provision and, for the purposes of this provision; a persistent breach is a Material Breach which has occurred 3 times or more in any continuous period of 12 months.

Section 3.3	Continuing Obligations. The expiration or termination of this Agreement shall not (i) prejudice any remedy either party may have against the other for breach or non performance of this Agreement, (ii) relieve either party of any liability or obligation which has accrued or arisen prior to the effective date of such expiration or termination or (iii) affect the continued operation or enforcement of any provision of this Agreement which expressly or by implication is to survive any such expiration or termination.

Section 3.4.

Removal and Compensation Upon Termination. Subject to the following provisions of this Section, upon the termination of this Agreement for any reason whatsoever, Biosil shall no later than [* * *] after the date of such termination, purchase from ASC, at the price then in effect pursuant to Section 2.3, all finished Products then in the possession of ASC which were processed

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

specifically for Biosil pursuant to and in accordance with the terms of this Agreement. Upon such purchase, Biosil shall promptly remove such purchased Products from the Facility, at its own cost and expense. However, if the Agreement terminates as a result of a breach of its terms by ASC or as a result of the Bankruptcy of ASC, then Biosil may cancel purchase orders for materials which will not yet have been processed by ASC.

SECTION 4 PRODUCTION AND ORDERS

Section 4.1.	Product Forecast. At least [* * *] prior to the beginning of each Month, Biosil shall submit to ASC a notice of Biosil’s expected requirements for each of the Products for the [* * *] on a [* * *] (a “Product Forecast”), except that the initial Product Forecast shall start on the Effective Date and continue to the end of the [* * *] immediately following the end of the Month then current. The obligation to notify Biosil’s expected requirements for the second Product Forecast will only commence on the Effective Date. Biosil shall promptly notify ASC upon determining that any of its Product needs will vary from the current Product Forecast and ASC shall promptly notify Biosil of any anticipated manufacturing or production problems based on the revised Product Forecast; provided, however, that ASC shall not be obligated to manufacture quantities of Products that differ from the then current Product Forecast for each Product by [* * *] provided that

i	Custom fab material is not included within Product Forecasts and, therefore, is not to be included in the [* * *] calculation; and

ii	The [* * *] restriction shall not apply in circumstances where Biosil’s orders exceed the [* * *] figure as a result of a breach of the terms of this Agreement by ASC.

Subject as aforesaid, all Product Forecasts shall be nonbinding on both parties. Binding orders to purchase Products shall be made only by Purchase Order, as described in Section 4.2.

Section 4.2.

Purchase Orders. Biosil shall order Products by delivering to ASC Purchase Orders on Biosil’s standard terms and conditions (“Purchase Orders”) each containing, as applicable, the following information: (a) the quantity of each Product ordered; (b) the date by which Biosil requests each Product ordered to be shipped to Biosil being not less than [* * *] from the date of receipt of the Purchase Order by ASC and (c) to the extent changes are made pursuant to Section 6.2, complete packaging, labeling and shipping instructions (including an address label indicating the address of Biosil’s warehouse or other location to which each Product should be shipped) for each Product ordered. Purchase

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Orders which conform to the most recent Product Forecast given by Biosil pursuant to Section 4.1 shall be binding on ASC and shall not be rejected unless Biosil is in Material Breach, ASC has given notice of anticipated manufacturing or production problems as provided in Section 4.1, or ASC is affected by Force Majeure in terms of Section 10. All Purchase Orders will be acknowledged in writing by ASC together with confirmation of a delivery date within 3 Business Days after ASC’s receipt of same. Except as expressly provided in this Agreement, nothing in this Agreement shall require ASC to store any Product.

SECTION 5 TERMS OF PAYMENT AND TITLE

Section 5.1	Payment. ASC shall invoice Biosil upon each shipment of Products. Terms of payment for each invoice shall be [* * *] from the invoice date (provided that the invoices have been duly sent by ASC and received by Biosil).

Section 5.2	Risk in the Products. Risk of damage to, or loss of, the Products shall pass to Biosil on delivery of the Products to Biosil F.O.B. Facility.

Section 5.3	Title to Products. The property in the Products shall pass to Biosil on delivery to Biosil F.O.B Facility, unless payment for the Products is made prior to delivery, when it shall pass to Biosil once payment has been made and the Products have been appropriated to the Purchase Order. For the avoidance of doubt, where Biosil takes delivery by installments, title to each installment shall pass separately in accordance with the foregoing provisions of this Section.

SECTION 6 DELIVERY. SHIPMENT AND STORAGE OF FINISHED PRODUCTS

Section 6.1	Shipping. ASC shall deliver Product to Biosil F.O.B. Facility. If requested by Biosil, ASC shall arrange for shipping, at Biosil’s sole cost and expense, of all Products in accordance with the instructions contained in the relevant Purchase Orders.

Section 6.2	Packaging. All Products shall be packaged by ASC at the Facility in a manner consistent with past practice and, in any event, in a lawful, safe and reasonable manner (including for the avoidance of doubt, using suitable containers that meet all applicable industry standard guidelines from time to time), and ASC agrees to use its [* * *] to comply with any changes in such packaging instructions as Biosil may reasonably request in writing, so long as such changes do not require ASC to bear any additional costs.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 6.3	Losses in Connection with Shipping. ASC shall package and load the Products for shipment in accordance with the terms of this Agreement and provided that ASC has complied with its obligations in terms of this Agreement, Biosil agrees that ASC shall not be liable to Biosil for any losses or damages suffered by Biosil due to a delay in, or damage resulting from, shipment.

Section 6.4	Product Information. Subject to the terms of this Section 6.4, the preparation and dissemination of all literature relating to the Products including, without limitation, statutory or regulatory notices, bulletins and warning labels, will be the responsibility of ASC, and ASC will furnish all such literature to Biosil or its nominated representatives. In addition, ASC agrees, in connection with arranging for the delivery of the Products to Biosil as contemplated under this Agreement, to affix to containers and/or transportation equipment in or on which Products are placed, such labels as Biosil may provide to ASC for such purposes in accordance with Biosil’s reasonable instructions.

Section 6.5.	Delivery of Samples. Before delivering Products to Biosil in accordance with Section 6.1, ASC will courier to Biosil (by Federal Express or other reputable courier service) sufficient quantities of a sample of the Products to be shipped to enable Biosil to conduct the tests envisaged in Section 6.5.1. Courier costs of samples will be borne by Biosil.

SECTION 7 PRODUCT SPECIFICATIONS

Section 7.1	Product Specifications. The Product Specifications listed on Exhibit A hereto may be changed from time to time with the prior written agreement of the parties. ASC Quality System shall prescribe that anytime a change “in substance” is made to a controlled document which affects product quality: i.e., handling of raw materials or product, processing, testing or inspection, Biosil shall be notified at least 30 days in advance of the effective date.

Section 7.2	Tests. Biosil and ASC will carry out the Tests as follows:

Section 7.2.1	ASC Tests—Prior to delivery of the Products to Biosil, ASC will conduct such tests as Good Industry Practice would require ascertaining that the Products conform to the Product Specifications. Such tests are those written and mutually approved in the Product Specifications Exhibit A hereto, and those mutually agreed upon by Biosil and ASC in any future modification of Product Specifications Exhibit A. For the purposes of this Section, “Good Industry Practice” means the exercise of the standard of skill, care, knowledge and foresight which would reasonably and ordinarily be expected from an experienced person engaged in providing products which are the same as or similar to the Products.

Section 7.2.2	Biosil Tests — Biosil shall conduct appropriate testing to ensure the material is suitable for the intended applications.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 7.3	Additional Products. If Biosil requests ASC to manufacture and supply to Biosil under this Agreement any product other than the Products (“Additional Products”), ASC shall not be required to manufacture or supply such Additional Products unless (a) ASC determines that the Additional Products can be manufactured consistently to meet Biosil’s specifications and in accordance with applicable laws and regulations and (b) the price for such Additional Products is mutually agreeable to the parties. In the event that the parties agree that Additional Products shall be manufactured and supplied to Biosil, this Agreement shall apply to such Additional Products and the definition of Products shall be deemed to include such Additional Products accordingly. However, Biosil may request that ASC manufacture and supply products to Biosil other than in terms of this Agreement and, if it does so, the parties will negotiate in good faith with a view to entering into a separate agreement in relation to such products.

SECTION 8 CLAIMS, WARRANTIES AND INDEMNITIES

Section 8.1	ASC’s Warranty. ASC warrants exclusively to Biosil that Products sold and delivered hereunder shall

(i)	be manufactured under controls consistent with ISO 9001-2000 (or any replacement standard therefore from time to time, provided such replacement sets equivalent or greater standards) and Good Manufacturing Practice (GMP) requirements; and

(ii)	at the time of dispatch, conform to the applicable Product Specifications;

Provided, however, that Biosil shall not be entitled to make a claim for breach of the warranties for more than 6 months after the date of delivery of the Products concerned to Biosil F.O.B. Facility. For the purposes of this provision, Biosil will be deemed to have made a claim for breach of warranties if it has served a notice to that effect upon ASC in accordance with the terms of Section 12. As to Product in Biosil’s possession for which the 6 month warranty period has expired, Biosil shall be entitled, one time only, to send a sample of that Product to ASC and ask ASC to re-test the Product and certify that the Product in question complies with Product Specifications, and where ASC so certifies, the warranty period for such Product will be renewed for a period of 6 months commencing from the date of receipt by Biosil of the certification. Biosil shall bear the cost of sending the sample to ASC but all other costs shall be borne by ASC.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 8.2	Exclusive Product Warranty. THE PRODUCT WARRANTIES PROVIDED FOR IN SECTION 8.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER PRODUCT SATISFACTORY QUALITY AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, WHETHER PERTAINING TO THE PRODUCTS AND WHETHER ARISING BY LAW, CUSTOM, CONDUCT, OR USAGE OR TRADE, AND THE RIGHTS AND REMEDIES PROVIDED IN SECTION 8 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER RIGHTS AND REMEDIES WITH RESPECT TO A BREACH OF THE PRODUCT WARRANTIES PROVIDED FOR IN SECTION 8.1.

Section 8.3	Biosil’s Exclusive Remedies. If Biosil is able to demonstrate to the reasonable satisfaction of ASC that any of the Products from time to time do not conform to ASC’s product warranties contained in Section 8.1(“Non-Conforming Product”), Biosil’s exclusive remedy shall be return to ASC of the Non-Conforming Product (with ASC paying related transportation costs), unless a substantial proportion of the Non-Conforming Products has already been processed or used and, at Biosil’s election, whether the Non-Conforming Product has been returned or not; and

(i)	Biosil shall receive a credit or refund for [* * *] paid to ASC hereunder for such Non-Conforming Product and [* * *]; or

ii	ASC shall replace the Non-Conforming Products, subject to this Section 8.3, [* * *], with Products which do conform to the product warranty in Section 8.1, within [* * *] receipt of the Non-Conforming Product concerned. In such case, ASC will reimburse Biosil for [* * *] if not paid directly by ASC. Where replacements for Non-Conforming Products are urgently required by Biosil to meet short term manufacturing shortfalls in Product requirements, ASC agrees that it will dispatch [* * *] of Products [* * *] of Biosil’s notice to ASC that urgent replacement Product is needed.

Section 8.4	Biosil’s liability. Subject to the terms of this Agreement, if Biosil

(a)	fails to carry out the Biosil Tests; or

(b)	has carried out the Biosil Tests and the results of the Biosil Tests are that the Products are Non-Conforming Products and Biosil does not exercise its remedies in terms of Section 8.3.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

then Biosil shall indemnify, defend and hold harmless ASC, its subsidiaries and Affiliates and its and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and the heirs, successors and assigns or any of them (each, an “ASC Indemnitee”) from, against and in respect of any claim or action for damages, injuries, losses or liabilities, including costs and expenses, including without limitation settlement costs and reasonable attorneys’ fees and other reasonable expenses for defending any Litigation brought by any person who is not a party to this Agreement (“Third Party Claims”) as and when incurred (collectively “Losses”), arising as a result of the processing or use of such Products, provided that Biosil’s liability in aggregate under this Clause shall not exceed [* * *].

Section 8.5	ASC’s liability. Subject to the terms of this Agreement, if ASC

(a)	delivers Non-Conforming Product as determined pursuant to the provisions of Sections 8.1 and 8.3, and Biosil has demanded that ASC provide the exclusive remedies contained in that Section; and

(b)	ASC has failed or refused to provide the remedies to Biosil provided in Section 8.3, for a period of more than [* * *] of receipt of notice then ASC shall indemnify, defend and hold harmless Biosil its subsidiaries and Affiliates and its and their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and the heirs, successors and assigns or any of them (each, a “Biosil Indemnitee”) from, against and in respect of any claim or action for damages, injuries, losses or liabilities, including costs and expenses, including without limitation settlement costs and reasonable attorneys’ fees and other reasonable expenses for defending any Litigation brought by any person who is not a party to this Agreement (“Third Party Claims”) as and when incurred (collectively “Losses”), arising as a result of the processing or use of such Products, provided that ASC’s liability in aggregate under this Clause shall not exceed [* * *].

Section 8.6	Suitability of Products. Determination of the suitability of any of the Products for the uses and applications contemplated by Biosil shall be the sole responsibility of Biosil. Subject to the terms of Sections 8.3 and 8.5, Biosil shall assume all risks and liabilities resulting from the use of any of the Products, whether used singly or in combination with any other material. ASC makes no warranty or guarantee to Biosil with respect to the use of any of the Products, whether used singly or in combination with any other material.

Section 8.7	Biosil’s warranty: During the term of this Agreement, Biosil warrants that it shall not cause samples of Products to be chemically analyzed for purposes of reverse engineering or for creating products of substantial equivalence such as to enable Biosil or any other vendor to supply products similar to the Products.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i)	In the event of Biosil breach of this warranty, and in addition to all other remedies which may be available to ASC, ASC shall be entitled to an award of Biosil’s profits in connection with the use of reverse engineered products, and injunctive or other equitable relief as a remedy for any such breach, and the breaching party agrees to waive any requirement for the receiving or posting of any bond in connection with such remedy.

Section 8.8	Notice of indemnity claim. Each party (the “Notifying Party”) shall promptly give notice to the other party (the “Indemnifying Party”) of any matter where it is anticipated that such matter will result in the Indemnifying Party indemnifying the Notifying Party, stating the amount of the Losses, if known, the method of computation thereof and the basis for the claim, all with reasonable particularity. The obligations and liabilities of the Indemnifying Party under this Section 8 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Agreement (“Indemnification”) shall be governed by and contingent upon the following additional terms and conditions:

(i)	If either an ASC lndemnitee or a Biosil Indemnitee (either of which will be referred to as the context requires as the “relevant Indemnitee”) shall receive notice of any Third Party Claim, the relevant lndemnitee shall give the Indemnifying Party prompt notice of such Third Party Claim and shall permit the Indemnifying Party, at its option, to assume and control the defense and/or management of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of intention to do so to the relevant lndemnitee;

(ii)	If the Indemnifying Party exercises its right to undertake the defense against or management of any such Third Party Claim, the relevant Indemnitee shall cooperate with the Indemnifying Party in such defense or management and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Party;

(iii)	If the Indemnifying Party does not exercise its right to undertake the defense or management of any Third Party Claim and the relevant Indemnitee is, directly or indirectly, conducting the defense against or management of any such Third Party Claim, the Indemnifying Party shall cooperate with the relevant Indemnitee in such defense or management and make available to it all such witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the relevant Indemnitee; and

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)	Except for the settlement of a Third Party Claim which involves the payment of money only and for which the relevant Indemnitee is totally indemnified by the Indemnifying Party, no Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the relevant Indemnitee, such consent not to be unreasonably withheld or delayed.

SECTION 9 CONFIDENTIALITY AND INTELLECTUAL PROPERTY

Section 9.1.	Confidential Information: The parties acknowledge that during the performance of this Agreement each party may disclose Confidential Information to the other party. Each party shall hold all Confidential Information received from the other party in strict confidence and in accordance with the following principles

(a)	In relation to keeping the other parties’ Confidential Information confidential, the parties agree to use the same degree of care used in holding their own proprietary and confidential information confidential, but in any event the parties will exercise not less than a reasonable degree of care.

(b)	Each party agrees not to use the other party’s Confidential Information commercially or for any other purpose other than in the furtherance of this Agreement;

(c)	Each party agrees to limit the dissemination of and access to the other party’s Confidential Information to (i) such of their own officers, employees, agents and sub-contractors as have a need to access such Confidential Information for the furtherance of the performance of this Agreement, provided that such officers, employees, agents and sub-contractors are subject to binding written confidentiality agreements which are consistent with this Agreement and/or (ii) their own legal or professional advisers provided such advisers agree to observe the obligations of confidentiality contained in this Section; and

(d)	The parties agree to return to the disclosing party, within thirty (30) days of receiving notice from the disclosing party or upon expiry or termination of this Agreement, all Confidential Information and any other records containing Confidential Information, except that the receiving party may retain one (1) copy for the sole purpose of determining its continuing obligations under this Agreement.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.2	Information which is not Confidential Information: The parties agree the obligations of confidentiality set out in Section 9.1, shall not apply to:-

(a)	Information relating to either party which is available to the public or becomes available to the public through no fault of the receiving party;

(b)	Information which is known to the receiving party at the time of disclosure, as demonstrated by prior written records; and was not disclosed pursuant to any other confidential disclosure agreement.

(c)	Information which is disclosed to the receiving party by a third party entitled to disclose it;

(d)	Information which is required to be disclosed to a relevant court of law or other relevant governmental agency but only to the extent of such disclosure to such court or agency; or

(e)	Information which is developed by or for the receiving party independently of the disclosure hereunder.

Section 9.3	Intellectual Property: Subject to Biosil’s right to use the Products purchased by it pursuant to this Agreement, no right or license whatsoever, either express or implied, is granted under this Agreement to either party to any patent, patent application, or other intellectual property or proprietary right, now or hereafter owned or controlled by the other party.

Section 9.4	Continuing obligation of Confidentiality: Termination of this Agreement shall not relieve either party of any obligations with respect to Confidential Information disclosed hereunder prior to termination.

Section 9.5	Consultations Confidential: Notwithstanding the terms of Sections 9.1 and 9.2. the parties will keep confidential the fact that they are engaged in consultations, and will not disclose such fact to any person, until such time as both parties agree that such disclosure is appropriate and desirable, provided that either party may disclose the fact that they are in consultations with the other party to relevant regulatory bodies as long such disclosures to regulatory bodies are made subject to binding written confidentiality agreements consistent with this Agreement.

Section 9.6	Remedies for Breach of Confidentiality: In the event that either party has breached the obligations of confidentiality pursuant to this Section 9, and in addition to all other remedies which may be available to the non-breaching party, such non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the breaching party agrees to waive any requirement for the receiving or posting of any bond in connection with such remedy.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9.7	Biosil’s right to audit: Provided that Biosil has given reasonable notice, Biosil’s representatives shall be allowed from time to time to inspect and observe work being performed by ASC and/or results of ASC audits of suppliers and sub-contractors in relation to the Products. For the avoidance of doubt any such inspection may include testing the Products. Such inspections and observation shall occur during normal working hours and during other hours that are reasonable under the circumstances. Biosil shall conduct such inspections so as to avoid any undue disruption to work in progress.

Section 9.8	ASC’s obligation to audit: Without prejudice to Biosil’s right to audit in terms of Section 9.7, ASC shall, in relation to such of ASC’s suppliers and sub-contractors as are relevant to the supply of the Products, perform such audits on such basis and at such frequency as Biosil reasonably notifies to ASC from time to time. ASC shall prepare such audits on the basis of ISO9000 (or any replacement standard therefore from time to time provided such replacement sets equivalent or greater standards) and shall disclose in full the results of such audits to Biosil as soon as reasonably practicable after the audits have been carried out. For the avoidance of doubt, ASC shall perform such audits at no additional cost to Biosil.

SECTION 10 FORCE MAJEURE

No liability shall result to either Biosil or ASC from any delay in performance or from nonperformance caused by circumstances beyond the reasonable control of the party affected, including but not limited to, acts of God, fire, flood, explosion, war, action or request of governmental authority labor trouble or shortage equipment or transportation, or any other circumstances of a similar or different nature beyond the reasonable control of the party so failing (“Event of Force Majeure”). Note, however, that the adverse financial condition of the party so failing or a failure to procure that third parties perform their obligations in relation to the Products shall not in any event amount to an Event of Force Majeure. The party suffering the Event of Force Majeure shall diligently attempt to remove such cause or causes and shall promptly notify the other party of the existence of such Event of Force Majeure and its probable duration. If an Event of Force Majeure occurs that is reasonably likely to affect ASC’s ability to timeously perform any Purchase Order, Biosil shall be entitled to cancel such Purchase Order and to obtain the affected quantities of Products from third party sources and/or terminate this Agreement. In no event, however, shall an Event of Force Majeure suspend or otherwise affect Biosil’s obligation to pay for Product which has been provided to Biosil in accordance with the terms hereof prior to the Event of Force Majeure occurring.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 11. TAXES

The Price is inclusive of all taxes due to be paid by either party as at the Effective Date. The Price shall only be adjusted in the event of a new tax or an amendment to an existing tax in circumstances where such tax directly discriminates against ASC in its capacity as a provider of the Products but such tax shall not be deemed to be discriminatory solely on the basis that its effect on ASC is greater than its effect on other persons and a change in taxes based upon ASC’s income or property shall be deemed not to be discriminatory in any circumstances.

SECTION 12. NOTICES

All notices, claims, requests, demands and other communications hereunder (other than communications sent in the normal course of performing this Agreement, in which event, the communications should be directed to the relevant site of operations concerned) shall be in writing and may be served in person, by commercial courier service, by facsimile transmission (confirmed by the sender by mail) or by registered or certified mail (postage prepaid, return receipt requested) to the addresses undernoted or such other addresses as the parties may designate by notice given in accordance with the provisions of this Section from time to time. A notice will be deemed to have been served if by personal delivery when delivered; if by commercial courier service, registered or certified mail (in the absence of evidence of earlier receipt) 7days after its dispatch; or if by facsimile transmission on the next Business Day following transmission.

If to Biosil:	Biosil Limited,
127 Deerdykes View
Westfield Industrial Estate
Cumbernauld G68 9HN
Scotland
If to ASC:	Applied Silicone Corporation
270 Quail Court
Santa Paula, CA 93060

SECTION 14. MISCELLANEOUS

Section 14.1	Entire Agreement, Modification. The terms and conditions hereof shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous communications, either oral or written, between the parties with respect to the subject matter hereof, and any agreement or understanding modifying, varying or extending the same shall not be binding upon either party unless in writing.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 14.2	Assignability. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that, without consent of the other party, either party may assign this Agreement pursuant to a written assignment and assumption agreement, which shall be provided to such other party, to (a) the purchaser of all or substantially all of the assets comprising the business relating to the Products of any individual party to this Agreement except where the purchaser is a Competitor of the other party; and (b) any Affiliate of the assignor provided that the assignor shall remain liable hereunder for the performance of its obligations under this Agreement in the event of a breach of this Agreement by the assignee, notwithstanding such assignment. Subject to the foregoing restriction, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits on any persons other than the parties hereto.

Section 14.3	Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 14.4	Headings. Headings as to the contents of particular Sections are provided for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

Section 14.5	Non-Waiver. Failure or delay of either party to exercise any of its rights under this Agreement upon one occasion shall not waive the party’s right to exercise the same on another occasion.

Section 14.6	Purchase Orders. To the extent that either or both of the parties find it convenient to employ their normal forms of purchase order or acknowledgment of order in administering the terms of this Agreement, it or they may do so, but none of the terms and conditions printed or otherwise appearing on such form shall vary or supersede the terms of this Agreement.

Section 14.7	Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, US law and parties agree to submit to the non-exclusive jurisdiction of the US Courts.

Section 14.8	Arbitration. In the event of any dispute or difference arising between the parties to this Agreement from or in connection with this Agreement or its performance, construction or interpretation, such dispute shall be referred to arbitration by a single arbitrator in accordance with the provisions of the Arbitration Acts 1950 to 1979, as amended, whose decision in relation to any such dispute or difference shall be final and binding on all the parties hereto. The proceedings shall be conducted in a neutral place using the English language.

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 14.9.	Litigation generally: Without prejudice to Section 10, if either party is involved in any litigation for any matter which it is reasonably foreseeable may impact materially on that party’s obligations in terms of this Agreement, such party must notify the other party as soon as reasonably practicable.

IN WITNESS WHEREOF, he parties hereto have executed this Agreement on the date first written above.

Biosil, Ltd.		Applied Silicone Corporation

By:	/s/ Barry Hatt	By:	/s/ Alastair Winn

General Manager, Biosil		Alastair Winn, President

December 17, 2008		December 18, 2008

CONFIDENTIAL INFORMATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

PRODUCT SPECIFICATIONS AND INITIAL PRICES

P/N	DESCRIPTION	U/M	2008 PRICES

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

CONFIDENTIAL INFORMATION